Exhibit 99.1
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com

PRESS RELEASE

Arch Capital Group Ltd. Announces Catastrophe Loss Estimates

•	Estimated $65 to $75 million losses related to 2019 third quarter catastrophic events.
PEMBROKE, BERMUDA, October 7, 2019 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced it expects to report third quarter 2019 pre-tax catastrophe losses of approximately $65 million to $75 million, net of reinsurance recoveries and reinstatement premiums. These losses are primarily from Hurricane Dorian and Typhoon Faxai. At this time, there are significant uncertainties surrounding the scope of damage for these events, as well as the other global events. The Company’s estimate for these events is based on currently available information derived from modeling techniques, industry assessment of exposure, preliminary claims information obtained from the Company’s clients and brokers to date and a review of in-force contracts. Actual losses from these events may vary materially from the estimates due to the inherent uncertainties in making such determinations. The loss estimates exclude the operations of Watford Holdings Ltd. (“Watford”). Pursuant to GAAP, the Company consolidates the results of Watford in its financial statements, although it only owns approximately 11% of Watford’s outstanding common equity.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $12.49 billion in capital at June 30, 2019, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward – looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward– looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward– looking statements.
Forward– looking statements can generally be identified by the use of forward – looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward – looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward– looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward – looking statement, whether as a result of new information, future events or otherwise.

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Contact:
Arch Capital Group Ltd.
François Morin
(441) 278-9250